Exhibit 10.17

AMENDATORY AGREEMENT

Between

BrightRidge and Red Dog Technologies, LLC

Amendment #6

Amendatory Agreement Date: March 30, 2021

THIS AGREEMENT, made and entered into by and between Red Dog Technologies LLC (Company), a Tennessee limited liability company; and BrightRidge (Distributor), an energy authority created and existing under and by virtue of the laws of the State of Tennessee.

W I T N E S S E T H:

WHEREAS, Company has a power contract with the Distributor dated September 28, 2020 for the operation of a data center located on property adjacent to Distributor’s Phipps Substation in Limestone, Tennessee, and

WHEREAS, Company wishes to perform testing of its newly installed equipment, and

WHEREAS, Company requests an amendment to the power contract for on-peak and off-peak demands (kW) as allowed in the contract for the first 6 months of the term.

NOW, THEREFORE, the parties agree as follows:

SECTION 1 - TERM OF AGREEMENT

This amendatory agreement shall become effective as of 0000 hours Central Prevailing Time on April 1, 2021 (Effective Date) and continue through April 2026.

SECTION 2 - RATE SCHEDULE

The contract demand determines the rate schedule under which the Company’s electric bills are calculated. Rate schedules are dictated by the contract demand and/or usage. Below are the rates that may be applicable to Company.

•	Rate Schedule MSB - Contract demands of 5,001 kW to 15,000 kW

•	Rate Schedule MSC - Contract demands of 15,001 kW to 25,000 kW

•	Rate Schedule MSD - Contract demands of 25,001 kW and greater

SECTION 3 – CONTRACT DEMAND

•	Company has requested an on-peak demand of 4,555 kW.

•	Company has requested a max demand of 25,001 kW.

These changes expire as of the end of the amendatory agreement as described in SECTION 1 – TERM OF AGREEMENT.

SECTION 4 - RATIFICATION OF AMENDMENT

The changes to the Contract Demand, as amended by this agreement, are ratified, and confirmed by Parties.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the day and year as shown at the beginning of the agreement.

Red Dog Technologies LLC

By	/s/ Edward L. Medford
Title	Vice President, Energy Management

BrightRidge

By	/s/ Brian Bolling
Title:	President & CEO

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